Exhibit 4.17.2

                                 EXECUTION COPY
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                          AMCAST INDUSTRIAL CORPORATION




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                                 THIRD AMENDMENT
                           Dated as of August 6, 2001


                                       to


                                 NOTE AGREEMENTS
                          Dated as of November 1, 1995

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                       Re: $50,000,000 10.09% Senior Notes
                              Due November 7, 2003










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



                       THIRD AMENDMENT TO NOTE AGREEMENTS

         THIS THIRD AMENDMENT dated as of August 6, 2001 (this "Third Amendment") to the Note Agreements each dated as of November 1, 1995 is among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), PRINCIPAL LIFE INSURANCE COMPANY and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (collectively, the "Noteholders").

                                R E C I T A L S:

         A. The Company and each of the Noteholders have entered into separate and several Note Agreements each dated as of November 1, 1995 (collectively, as amended by the First Amendment thereto dated as of December 31, 1997, and by the Second Amendment thereto dated as of June 5, 2001, the "Note Agreements"). The Company issued the $50,000,000 10.09% Senior Notes Due November 7, 2003 (the "Notes") pursuant to the Note Agreements.

         B. The Company and each of the Noteholders now desires to amend the Note Agreements and the Notes in the respects, but only in the respects, hereinafter set forth.

         C. Capitalized terms used herein shall have the respective meanings assigned thereto in the Note Agreements unless herein defined or the context shall otherwise require.

         D. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in
Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.        AMENDMENTS.

Section 1.1. Section 2.1 of the Note Agreements shall be amended by deleting the last sentence of the first paragraph of such section and inserting the following after such first paragraph:

                  On the last day of its fiscal quarter ending November 30, 2001, the Company shall make a mandatory prepayment of the Loans, as defined in the LIFO Credit Agreement, under the LIFO Credit Agreement in the amount of Five Million Dollars ($5,000,000). On the last day of its fiscal quarter ending May 31, 2002, the Company shall make a mandatory prepayment of the Loans under the LIFO Credit Agreement in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000). On the last day of its fiscal quarter ending August 31, 2002, the Company shall make a mandatory prepayment of the Loans under the LIFO Credit Agreement in the amount of Five Million Dollars ($5,000,000). If, at any time that any prepayment required to be made under this paragraph is made, there are no Loans under the LIFO Credit Agreement then outstanding, or if the amount of Loans under the LIFO Credit Agreement then outstanding shall be less than the amount of the mandatory prepayment due on such date, then such payment, or the remainder of such payment, as the case may be, shall be paid to the Collateral Agent, for the benefit of the Lenders (as defined in the Intercreditor Agreement, as defined in the Subordination Agreement). Such payment shall be distributed to the Lenders on a Pro Rata (as defined in the Intercreditor Agreement) basis, provided that, for the purposes of allocation of such payment, Pro Rata shall be determined on the date that such payment was made. In addition, on the date of any prepayment required to be made pursuant to this paragraph, if there shall be any Loans (as defined in the LIFO Credit Agreement) outstanding under the LIFO Credit Agreement, then (a) the maximum amount of the Revolving Credit Commitment (as defined in the LIFO Credit Agreement) available pursuant to Section 2.2 of the LIFO Credit Agreement shall be permanently reduced by an amount equal to the lesser of (i) the aggregate principal amount of the Loans (as defined in the LIFO Credit Agreement) outstanding under the LIFO Credit Agreement on such date, or (ii) the amount of the mandatory prepayment due under this paragraph on such date, and (b) a reserve shall be established in the Borrowing Base (as defined in the LIFO Credit Agreement) under the LIFO Credit Agreement in an amount equal to the lesser of (i) the aggregate principal amount of the Loans (as defined in the LIFO Credit Agreement) outstanding under the LIFO Credit Agreement on such date, or
         (ii) the amount of the mandatory prepayment due under this paragraph on such date.

                  No premium shall be payable in connection with any required prepayment of the Notes made pursuant to this ss.2.1.

Section 1.2. Section 5.7 of the Note Agreements shall be amended and restated to read in its entirety as follows:

         Section 5.7.      Financial Covenants.

                  (a) Definitions. As used in this Section 5.7, the following terms shall have the following meanings:

                  "Adjusted Net Worth Ratio" shall mean, as of the last day of the most recently completed fiscal quarter of the Company and its Subsidiaries, on a consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Liabilities, to (b) Consolidated Tangible Net Worth.

                  "Consolidated Adjusted EBITDA" shall mean, for any period, on a consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense and
         (c) Consolidated Depreciation and Amortization Charges.

                  "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of the Company and its Subsidiaries, as determined on a consolidated basis and in accordance with GAAP.

                  "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Company and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any period, on a consolidated basis and in accordance with GAAP, Consolidated Net
         Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense, (c) Consolidated Depreciation and Amortization Charges, (d) provisions charged to income for future outlays, less amounts expended in cash with respect to such provisions or similar provisions charged during the current period or previous periods and (e) losses, net of gains, on sales of PPE.

                  "Consolidated Free Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, an amount equal to:

                  (a)      the sum of:

                           (i)      Consolidated EBITDA for such period;

                           (ii)     an amount equal to the sum of:

                                    (A)     the  Accounts  Receivable  on the
                           first day of such period minus the Accounts Receivable on the last day of such period,

                                    (B)     the  Inventory on the first day of
                           such period minus the Inventory on the last day of such period,

                                    (C)     the  Prepaids  on the first day of
                           such period minus the Prepaids on the last day of such period,

                                    (D)     the  Accounts  Payable  on  the
                           last day of such period minus the Accounts Payable on the first day of such period, and

                                    (E)     the  Accrued  Liabilities  on the
                           last day of such period minus the Accrued Liabilities on the first day of such period; and

                           (iii)    an amount equal to:

                                    (A)     the sum of:

                                            (1) the amount, if any, by which the
                                    Deferred Items Classified as Assets on the last day of such period are less than the Deferred Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Deferred Items Classified as Liabilities on the first day of such period are less than the Deferred Items Classified as Liabilities on the last day of such period; minus

                                    (B)     the sum of:

                                            (1) the amount, if any, by which the
                                    Deferred Items Classified as Assets on the last day of such period exceed the Deferred Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Deferred Items Classified as Liabilities on the first day of such period exceed the Deferred Items Classified as Liabilities on the last day of such period; plus

                                    (C)     the sum of:

                                            (1) the amount, if any, by which the
                                    Other Non-Current Items Classified as Assets on the last day of such period are less than the Other Non-Current Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Other   Non-Current   Items   Classified  as
                                    Liabilities on the first day of such period are less than the Other Non-Current Items Classified as Liabilities on the last day of such period; minus

                                    (D)     the sum of:

                                            (1) the amount, if any, by which the
                                    Other Non-Current Items Classified as Assets on the last day of such period exceed the Other Non-Current Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Other   Non-Current   Items   Classified  as
                                    Liabilities on the first day of such period exceed the Other Non-Current Classified as Liabilities on the last day of such period; minus

                                    (E)     Consolidated  Capital  Expenditures
                           for such period (less net cash proceeds of the sale of PPE); minus

                  (b) the aggregate amount of principal payments made during such period by or on behalf of CTC pursuant to the CTC Documents (as defined in the CTC Forbearance Agreement); minus

                  (c) for FQE August 31, 2001, the amount of Five Million Dollars ($5,000,000) (which amount reflects Non-cash Charges, as described in the Quarterly Financial Statements for such period).

         As used in this definition, the words "Accounts Receivable", "Inventory", "Prepaids", "Accounts Payable", "Accrued Liabilities", "Deferred Items" "Non-cash Charges" and "Other Non-Current Items" shall refer to those amounts, respectively, that are reported in the Quarterly Financial Statements for such period. As used in this definition, the words "Deferred Items Classified as Assets" shall mean Deferred Items that are classified as assets of the Company and its Subsidiaries, the words "Deferred Items Classified as Liabilities" shall mean Deferred Items that are classified as liabilities of the Company and its Subsidiaries, the words "Other Non-Current Items Classified as Assets" shall mean Other Non-Current Items that are classified as assets of the Company and its Subsidiaries, and the words "Other Non-Current Items Classified as Liabilities" shall mean Other Non-Current Items that are classified as liabilities of the Company and its Subsidiaries.

                  "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Company and its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis and in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Company and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP.

                  "Consolidated Net Earnings" shall mean, for any period, the net income (loss) of the Company and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean, at any date, (a) the net book value (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than the Intangible Assets) of the Company and its Subsidiaries, minus
         (b) Consolidated Total Liabilities.

                  "Consolidated Total Liabilities" shall mean the total of items of Indebtedness or liabilities of the Company and its Subsidiaries that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet of the Company and its Subsidiaries as of the date of determination, as determined on a consolidated basis.

                  "Cumulative Domestic Free Cash Flow" shall mean, for any fiscal quarter of the Company and its Subsidiaries, Cumulative Free Cash Flow for such fiscal quarter, excluding that portion of Cumulative Free Cash Flow for such fiscal quarter that shall be attributable to Subsidiaries not organized under the laws of the United States or any state thereof (a "Foreign Subsidiary"), but including cash payments made during such fiscal quarter to the Company or any Subsidiary that is not a Foreign Subsidiary (a "Domestic Subsidiary") by any such Foreign Subsidiaries of Indebtedness owing to the Company or such Domestic Subsidiary.

                  "Cumulative Free Cash Flow" shall mean (a) for FQE August 31, 2001, Consolidated Free Cash Flow for such fiscal quarter, and (b) for any completed fiscal quarter of the Company after FQE August 31, 2001, the aggregate amount of Consolidated Free Cash Flow for such completed fiscal quarter and all previous completed fiscal quarters ending on or after FQE August 31, 2001.

                  "FQE August 31" shall mean the Company's fiscal quarter ending August 31.

                  "FQE February 28" shall mean the Company's fiscal quarter ending on or about February 28.

                  "FQE May 31" shall mean the Company's fiscal quarter ending on or about May 31.

                  "FQE November 30" shall mean the Company's fiscal quarter ending on or about November 30.

                  "Intangible Assets" shall mean, with respect to the Company and its Subsidiaries, collectively, all patents, trademarks, goodwill or other intangibles as determined in accordance with GAAP including, but not limited to, (a) the "Speedline" name and technology associated with the Speedline entities, and (b) the intangible assets associated with the New York Stock Exchange organization.

                  "PPE" shall mean property, plant and equipment as listed in the Quarterly Financial Statements.

                  "Quarterly Financial Statements" shall mean for any fiscal quarter of the Company, the financial statements delivered by the Company with respect to such fiscal quarter pursuant to Section 5.15(a) hereof.

                  (b) Adjusted Net Worth Ratio. The Company shall not suffer or permit at any time the Adjusted Net Worth Ratio to be greater than (i)
         5.90 to 1.00 on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) 6.40 to 1.00 on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) 7.00 to 1.00 on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) 6.80 to 1.00 on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) 6.50 to 1.00 on the last day of FQE August 31, 2002 and on the last day of each fiscal quarter ending thereafter. The Adjusted Net Worth Ratio shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

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

                  (c) Cumulative Free Cash Flow. The Company shall not suffer or permit at any time Cumulative Free Cash Flow to be less than (i) negative Seven Million One Hundred Fifty Thousand Dollars (-$7,150,000) on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) Eight Million One Hundred Thousand Dollars ($8,100,000) on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) Six Million One Hundred Thousand Dollars ($6,100,000) on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) Twenty Million Nine Hundred Thousand Dollars ($20,900,000) on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) Thirty-One Million Two Hundred Thousand Dollars ($31,200,000) on the last day of FQE August 31, 2002 and thereafter. Cumulative Free Cash Flow shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

                  (d) Cumulative Domestic Free Cash Flow. The Company shall not suffer or permit at any time Cumulative Domestic Free Cash Flow, for the most recently completed fiscal quarter of the Company, to be less than (i) negative Seventeen Million Nine Hundred Thousand Dollars (-$17,900,000) on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) negative Ten Million Two Hundred Thousand Dollars (-$10,200,000) on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) negative Eight Million Eight Hundred Thousand Dollars (-$8,800,000) on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) Two Million Five Hundred Thousand Dollars ($2,500,000) on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) Eleven Million Six Hundred Thousand Dollars ($11,600,000) on the last day of FQE August 31, 2002 and on the last day of each fiscal quarter ending thereafter. Cumulative Domestic Free Cash Flow shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

                  (e) Consolidated Adjusted EBITDA. The Company shall not permit Consolidated Adjusted EBITDA for any of the following fiscal quarters of the Company to be less than the amount set forth below opposite such quarter:

                  Fiscal Quarter                Consolidated Adjusted EBITDA
         -------------------------------        -----------------------------

         FQE  November 30, 2001                         $  3,338,000

         FQE February 28, 2002                          $  6,024,000

         FQE May 31, 2002                               $10,757,000

         FQE August 31, 2002                            $13,697,000

         FQE November 30, 2002                          $13,186,000.
         and each fiscal quarter thereafter

                  (f) Financial Covenant Amendment. The Company shall enter into good faith negotiations with the holders of Notes to amend the financial covenants in the Agreements with respect to the period after August 31, 2002 until such time as the Notes and all obligations related thereto shall have been paid in full as the holders reasonably may require.

Section 1.3. Section 5.20 of the Note Agreements shall be amended and restated in its entirety to read as follows:

                  Section 5.20. Investments and Loans. The Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Requisite Holders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) enter into or suffer to exist any Guaranty, except guaranties only for Indebtedness of the Company and its Subsidiaries incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business, (ii) the holding of Subsidiaries listed on Schedule II, (iii) loans among the Company and its Subsidiaries so long as each borrower and lender of such loans is the Company or a Subsidiary that has executed a Subsidiary Guaranty and is not a CTC Company, or loans by a Foreign Subsidiary (as defined in Section 5.7) to the Company or any Subsidiary that has executed a Subsidiary Guaranty, (iv) the outstanding loans and guaranties listed on Schedule II, by the Company or the Subsidiary so listed, provided that the principal amount of each such loan or guaranty shall not hereafter be increased, (v) prepaid expenses and advances made by a Company in the ordinary course of business, or (vi) advances made by the Company or a Subsidiary in the ordinary course of business to the employees of such Company in an amount not to exceed of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time.

Section 1.4. Section 5 of the Note Agreements shall be amended by adding the following new Section 5.24 thereto, which shall read as follows:

                  Section 5.28. Strategic Alternative Review. Upon execution of the Third Amendment to the Agreements, the Company shall deliver to the holders of Notes a copy of the Strategic Alternative Review (as defined in the LIFO Credit Agreement) which was prepared and delivered by the Company to the LIFO Banks pursuant to the LIFO Credit Agreement.

Section 1.5. The Company has informed the Noteholders that Izumi, Inc., a Delaware corporation ("Izumi"), desires to merge (the "Merger") with and into Amcast Casting Technologies, Inc., an Indiana corporation ("ACTI"). Presently, Casting Technology Company, an Indiana general partnership ("CTC"), has two general partners, Izumi and ACTI. Pursuant to the Merger, CTC will be dissolved and terminated in accordance with the general partnership laws of the State of Indiana, all of the assets and liabilities of CTC will be transferred to ACTI (the "Asset Transfer") and the name of ACTI will be changed to Casting Technology Company. Pursuant to Section 5.10 of the Note Agreements, the Company has requested that the Noteholders consent to the Merger and the Transfer, notwithstanding the prohibition against the Merger and the Asset Transfer. The Noteholders, by signing this Third Amendment, hereby consent to the Merger and the Asset Transfer.

Section 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section  2.1.  To induce the  Noteholders  to  execute  and  deliver  this Third
Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Third Amendment) that:

(a) this Third Amendment has been duly authorized, executed and delivered by the Company and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(b) the Note Agreements, as amended by this Third Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(c) the execution, delivery and performance by the Company of this Third Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred that is continuing;

(e) all the representations and warranties contained in Section 3.1 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (other than any representation and warranty that expressly relates to a specified earlier date, which was true and correct in all material respects as of such date); and

(f) the statements and information furnished to the Noteholders in connection with the negotiation of this Third Amendment do not, taken as a whole, and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Noteholders acknowledging that as to any projections furnished to the Noteholders, the Company only represents that the same were prepared in good faith and on the basis of information and estimates the Company believed to be reasonable.

Section 3.        CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT.

Section 3.1. This Third Amendment shall become effective on the date (the "Third Amendment Effective Date") when the following conditions shall have been satisfied:

(a) executed counterparts of this Third Amendment, duly executed by the Company and the holders of all of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Third Amendment, certified by the Company's Secretary or an Assistant Secretary;

(c)      the  representations  and  warranties of the Company set forth in
         Section 2 hereof are true and correct on and with respect to the date hereof;

(d) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders and as to such other matters as may be requested by the Noteholders; and

(e) the Noteholders shall have received a Guarantor Consent and Acknowledgment, as set forth at the foot hereof, executed and delivered by all parties to the Guaranties of Payment of Debt in respect of the Notes.

Section 4.        PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Mayer, Brown & Platt, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.

Section 5.        MISCELLANEOUS.

Section 5.1. This Third Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreements without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                      (Signature Pages Begin on Next Page)

         IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed as of August 6, 2001.

                             AMCAST INDUSTRIAL CORPORATION


                             By: /s/ F. J. Drew
                                --------------------
                                 Name:  Francis J. Drew
                                 Title: Vice President, Finance



                             PRINCIPAL LIFE INSURANCE COMPANY

                                 /s/ Christopher J. Henderson
                             By: /s/ Debra Svoboda EPP
                                ---------------------------
                                Name:  Christopher J. Henderson /
                                        Debra Svoboda EPP
                                Title: Counsel



                             THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                             By: /s/ David A. Barras
                                ----------------------------
                                Name:  David A. Barras
                                Title: Its Authorized Representative

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment dated as of August 6, 2001. Each of the undersigned specifically acknowledges the terms of and consents to the amendments set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected thereby.

         Each of the undersigned, by signing below, hereby waives and releases each of the Noteholders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         EACH OF THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE COMPANY, THE NOTEHOLDERS, THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY NOTEHOLDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE COMPANY, THE NOTEHOLDERS AND THE UNDERSIGNED, OR ANY THEREOF.

                     ELKHART PRODUCTS CORPORATION
                     AMCAST AUTOMOTIVE OF INDIANA, INC. (fka Wheeltek, Inc.) AS INTERNATIONAL, INC.
                     AMCAST INVESTMENT SERVICES CORPORATION
                     IZUMI, INC.
                     AMCAST CASTING TECHNOLOGIES, INC.
                     AMCAST INDUSTRIAL FINANCIAL SERVICES, INC.
                     AMCAST AUTOMOTIVE, INC.
                     LEE BRASS COMPANY
                     LBC GROUP CORP.

                     By: /s/ F. J. Drew
                        --------------------
                        Name:   Francis J. Drew
                        Title:  Vice President

                     CASTING TECHNOLOGY COMPANY

                     By:  AMCAST CASTING TECHNOLOGIES, INC., a
                             General Partner

                     By: /s/ F. J. Drew
                        --------------------
                        Name:   Francis J. Drew
                        Title:  Vice President